SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004

                                  FORM 8-K

                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 2, 1999
                          -------------------
                      Commission File Number 1-5324
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                           NORTHEAST UTILITIES
                          --------------------
             (Exact name of registrant as specified in its charter)


MASSACHUSETTS                     1-5324              04-2147929
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(State or other jurisdiction of   (Commission       (I.R.S. Employer
incorporation or organization)       File No.)    Identification No.)

174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS  01090-0010
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 (Address of principal executive offices)                    (Zip Code)

(Registrant's telephone number, including area code)
                              (413) 785-5871


(Former name or former address, if changed since last report)
                               Not Applicable




Item 5. Other Events.


A. On December 2, 1999, Northeast Utilities (NU) and its subsidiaries, The Connecticut Light and Power Company (CL&P), Western Massachusetts Electric Company (WMECO) and Public Service Company of New Hampshire (PSNH), agreed in principle with Central Maine Power Company (CMP), a wholly-owned subsidiary of CMP Group, to settle various arbitration and litigation claims arising out of the operation of the Millstone 3 nuclear power plant. These claims had been asserted by CMP and the other non-NU owners of Millstone 3 in August 1997 and concerned an extended outage at the unit that began in 1996. The proposed settlement would involve the payment of fixed and contingent amounts to CMP and is subject to the execution of a definitive agreement. The settlement is not contingent upon acceptance by the other non-NU owners. CL&P, WMECO and PSNH own approximately 68% of Millstone 3, and CMP owns approximately 2.5% of the unit. NU, CL&P and WMECO reached similar settlements with two other joint owners of Millstone 3, New England Power Company and Montaup Electric Company, who collectively own 16% of the unit, in October, 1999.

     Reference is made to Item 1, "Business-Nuclear Generation," and to Item 3, "Legal Proceedings," in NU's, CL&P's and WMECO's Form 10-K for 1998 and Form 8-K dated October 27, 1999 for further discussion of the joint owners' Millstone 3 claims and the related settlement.

B. On December 29, 1999, the Connecticut Department of Public Utility Control (DPUC) approved the merger between NU and Yankee Energy System, Inc. (Yankee). Yankee is the parent of Yankee Gas Services Company, Connecticut's largest natural gas distribution company. The DPUC indicated it will consider in a future proceeding the issue of how the combined company might share in the financial benefits that result from the merger in order to offset a portion of the acquisition premium that NU will pay to acquire Yankee. The acquisition premium, estimated at around $312 million, is the difference between the purchase price and the book value of Yankee shares.

Yankee's shareholders approved the merger on October 12, 1999. In the transaction, NU will pay $478 million for all of Yankee's common equity. NU is awaiting receipt of an order from the Securities and Exchange Commission approving the merger and expects to close on the merger in the first quarter of 2000.

Reference is made to NU's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 for further information concerning the merger.

C. As of January 11, 2000, NU and Consolidated Edison, Inc. (CEI) entered into an Amended and Restated Agreement and Plan of Merger replacing the Agreement and Plan of Merger executed by the two companies on October 12, 1999 pursuant to which NU will merge with and into CEI.

D. On December 15, 1999, CL&P completed the sale of 2,235 MW of fossil-fueled generation in Connecticut to NRG Energy, Inc. (NRG), a subsidiary of Northern States Energy, Inc., of Minneapolis, Minnesota. The value of this sale amounted to approximately $500 million when inventory, fuel on-hand and other items were included. The four fossil-fueled plants sold were Montville Station (498 MW); Middletown Station (856 MW); Devon Station (401 MW) in Milford; and Norwalk Harbor Station (353 MW). Six jet units (127 MW) in Torrington, Branford and Greenwich, Connecticut, also were part of the sale.

CL&P sold these assets as part of its restructuring plan, filed with the DPUC, in compliance with state legislation enacted in 1998. Gains on the sale were used to offset the need to recover a like amount of stranded costs from CL&P customers, in accordance with the state's restructuring legislation.

CL&P has applied the proceeds of the sale principally to call for redemption at par all first mortgage bonds of the following series: 1994 Series B 6 1/8%, Series YY 7 1/2% and Series ZZ 7 3/8%.

E. On December 20, 1999, the Massachusetts Department of Telecommunications and Energy (DTE) issued an order related to WMECO's October 18, 1999 compliance filing regarding distribution rates and transition costs. This decision clarified the DTE disallowance of any recovery of a return on the balance of WMECO's Millstone 1 net book value, and clarified that WMECO should earn no return on its share of the Millstone 2 and 3 nuclear units from the date of retail access (March 1, 1998) until the date the unit returned to service from its extended outage (July 15, 1998 for Millstone 3 and May 19, 1999 for Millstone 2).

The fourth quarter pre-tax impact to the financial statements of WMECO as a result of the order will be approximately $30 million, comprised principally of an approximately $20 million disallowance of a return on WMECO's Millstone 1, Millstone 2 and Millstone 3 investment.


F. On December 15, 1999, the Connecticut Department of Public Utility Control ("DPUC") issued a supplemental decision in Docket No. 99-03-36, DPUC Determination of The Connecticut Light and Power Company's Standard Offer, approving the components of CL&P's rates for standard offer service commencing on January 1, 2000. In approving the rates, however, the DPUC denied recovery of most of the capital additions to CL&P's nuclear plants made subsequent to June 30, 1997, which CL&P has expended or will expend to maintain those plants in a safe and efficient condition or to maintain their auction value. The DPUC approved an interim nuclear capital recovery mechanism for the period from January 1, 2000 until the nuclear units are
sold at auction.   If implemented as approved, this would result in CL&P
not recovering a significant portion of the capital additions which have been or are expected to be incurred subsequent to July 1, 1997 until the plants are sold, presently estimated to occur in 2001. On December 29, 1999, CL&P filed with the DPUC a petition for reconsideration of this portion of the order, and is awaiting action on that petition. Management believes the restructuring legislation provides for the recovery of these prudently incurred expenditures. If CL&P is unsuccessful in favorably resolving this contingency, an impairment loss of approximately $50 million would be recorded.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

     2   Amended and Restated Agreement and Plan of Merger among Consolidated
Edison, Inc., Northeast Utilities and other named parties, dated as of October 13, 1999, as amended and restated as of January 11, 2000.




SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   NORTHEAST UTILITIES
    (registrant)

    /s/Cheryl W. Grise,
       Cheryl W. Grise,
     Senior Vice President,
     Secretary and General Counsel

Date:    January 21, 2000